
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>             DEC-31-1997
<PERIOD-END>                  DEC-31-1997
<CASH>                                          8,747
<SECURITIES>                                    0
<RECEIVABLES>                                   32,416
<ALLOWANCES>                                    0
<INVENTORY>                                     30,527<F1>
<CURRENT-ASSETS>                                49,957
<PP&E>                                          96,872
<DEPRECIATION>                                  0
<TOTAL-ASSETS>                                  168,562
<CURRENT-LIABILITIES>                           27,403
<BONDS>                                         89,736<F2>
<PREFERRED-MANDATORY>                           0
<PREFERRED>                                     0
<COMMON>                                        80
<OTHER-SE>                                      51,703<F3>
<TOTAL-LIABILITY-AND-EQUITY>                    168,562
<SALES>                                         0
<TOTAL-REVENUES>                                221,777
<CGS>                                           0
<TOTAL-COSTS>                                   0
<OTHER-EXPENSES>                                204,585
<LOSS-PROVISION>                                189<F4>
<INTEREST-EXPENSE>                              5,853
<INCOME-PRETAX>                                 11,150
<INCOME-TAX>                                    (4,347)
<INCOME-CONTINUING>                             6,803
<DISCONTINUED>                                  0
<EXTRAORDINARY>                                 0
<CHANGES>                                       0
<NET-INCOME>                                    6,803
<EPS-PRIMARY>                                   0.85
<EPS-DILUTED>                                   0.84

<F1>Includes the following assets: prepaid expenses and other of $6,644, deferred income taxes--current of $2,150, deferred income taxes--long-term of $71, restricted cash of $5,545, note recievable of $7,487, investment in limited partnership of $67, and intangible assets, net of $8,563.
<F2>Includes the following long-term liabilities: deferred income of $3,559, capital lease obligation of $52,361, and long-term debt of $33,456.
<F3>Includes the following equity accounts: additional paid-in capital of
$48,440 and retained earnings of $3,263.
<F4>Includes loss on investment in limited partnership of $189.

